Exhibit 99.1

Contacts:

Frederick M. Green, President and Chief Executive Officer Phone: (763) 592-1900

Ault Incorporated Announces Resignation of Chief Financial Officer

MINNEAPOLIS — July 29, 2005 — Ault Incorporated (Nasdaq NMS: AULT) today announced that Donald L. Henry has resigned as Chief Financial Officer.

The Company also announced that Mr. William J. Birmingham has been appointed as Interim Chief Financial Officer.  Mr. Birmingham, who is a CPA, has over sixteen years of experience as a CFO in a number of manufacturing and related businesses.  He brings a broad range of experience in working with both private and public companies.

The Company also announced that it expects to report results for its fiscal year ended May 29, 2005 on or before Friday, August 5, 2005.

Ault is a leading manufacturer of power conversion products headquartered in North America.  The Company is a major supplier to original equipment manufacturers of wireless and wire line communications infrastructure, computer peripherals and handheld devices, medical equipment, industrial equipment and printing/scanning equipment.

Statements regarding Ault’s anticipated future performance are forward-looking and therefore involve risks and uncertainties that could cause results or developments to differ significantly from those indicated in the forward-looking statements.  These include, but are not limited to: market conditions in the global electronics industry, buying patterns of major customers, competitive products and technologies, the ability to control expense growth, and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

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